EXHIBIT 4.1

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

SENIOR SECURED SERIES C NOTE

No.

Original Principal Amount:	$

Original Issue Date:	December 21, 2007

Interest Rate:	9.09%

Interest Payment Dates:	March 21, June 21, September 21 and December 21 of each year commencing on March 21, 2008

Final Maturity Date:	December 21, 2012

Principal Prepayment Dates and Amounts:	None

PPN:	86186@ AB9

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to                                 , or registered assigns, the principal sum of                              ($                    ) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 9.09% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate.

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Shelf Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantees.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

[Remainder of page intentionally left blank. Signature pages follow.]

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:	Paul Waimberg
Title:	Vice President and Assistant Secretary

Subsidiary Issuers:

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bedford County Memorial Park LLC

Bedford County Memorial Park Subsidiary LLC

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Blue Ridge Memorial Gardens LLC

Blue Ridge Memorial Gardens Subsidiary LLC

Butler County Memorial Park LLC

Butler County Memorial Park Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Cedar Hill Funeral Home, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

Chartiers Cemetery Subsidiary LLC

Clover Leaf Park Cemetery Association

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

The Coraopolis Cemetery LLC

The Coraopolis Cemetery Subsidiary LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park LLC

Glen Haven Memorial Park Subsidiary, Inc.

Green Lawn Memorial Park LLC

Green Lawn Memorial Park Subsidiary LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

J.V. Walker LLC

J.V. Walker Subsidiary LLC

Juniata Memorial Park LLC

Juniata Memorial Park Subsidiary LLC

KIRIS LLC

KIRIS Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Cemetery LLC

Laurelwood Cemetery Subsidiary LLC

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.

Melrose Land LLC

Melrose Land Subsidiary LLC

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Morris Cemetery Perpetual Care Company

Mount Lebanon Cemetery LLC

Mount Lebanon Cemetery Subsidiary LLC

Mt. Airy Cemetery LLC

Mt. Airy Cemetery Subsidiary LLC

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Pennsylvania LLC

Osiris Holding of Pennsylvania Subsidiary LLC

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Perpetual Gardens.Com, Inc.

The Prospect Cemetery LLC

The Prospect Cemetery Subsidiary LLC

Prospect Hill Cemetery LLC

Prospect Hill Cemetery Subsidiary LLC

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Riverside Cemetery LLC

Riverside Cemetery Subsidiary LLC

Riverview Memorial Gardens LLC

Riverview Memorial Gardens Subsidiary LLC

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rolling Green Memorial Park LLC

Rolling Green Memorial Park Subsidiary LLC

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

StoneMor Alabama LLC

StoneMor Alabama Subsidiary, Inc.

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Georgia LLC

StoneMor Georgia Subsidiary, Inc.

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Funeral Services, Inc.

StoneMor North Carolina Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Washington, Inc.

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Tioga County Memorial Gardens LLC

Tioga County Memorial Gardens Subsidiary LLC

Tri-County Memorial Gardens LLC

Tri-County Memorial Gardens Subsidiary LLC

Twin Hills Memorial Park and Mausoleum LLC

Twin Hills Memorial Park and Mausoleum Subsidiary LLC

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

WNCI LLC

W N C Subsidiary, Inc.

Westminster Cemetery LLC

Westminster Cemetery Subsidiary LLC

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

Woodlawn Memorial Gardens LLC

Woodlawn Memorial Gardens Subsidiary LLC

Woodlawn Memorial Park LLC

Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

StoneMor Arkansas Subsidiary LLC

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Florida Subsidiary LLC

StoneMor Hawaii LLC

StoneMor Hawaii Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Tennessee Subsidiary, Inc.

Alderwoods (Ohio) Cemetery Holdings, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Northlawn Memorial Gardens

Sierra View Memorial Park

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers